CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-278480 on Form S-8 and Registration Statement No. 333-280853 on Form F-3 of our report dated May 28, 2026, relating to the financial statements of Mynd.ai, Inc. appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington

May 28, 2026